EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-22581 (as amended), 33-36303, 33-63554, 333-50388, 333-136289, and 333-140949 on Form S-8 and Registration Statements No. 333-141220 and 333-146262 on Form S-3 of our reports dated February 20, 2009, relating to the consolidated financial statements and financial statement schedule of USG Corporation (the “Corporation”) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of Financial Accounting Standards Board Statement No. 109 in 2007 and a change in the method of accounting for United States inventories from the last-in, first-out (LIFO) method to the average cost method in 2008), and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of USG Corporation for the year ended December 31, 2008.
DELOITTE & TOUCHE LLP
Chicago, Illinois
February 20, 2009